Exhibit 99.1
                                  ------------



COMMODORE
                                  NEWS RELEASE


For release:  Immediate
Contact: James M. DeAngelis -   (212) 308-5800

Commodore Applied Technologies, Inc. Reports:

o        Year End 2003 Results

o        Company Enters into Preferred Relationship with FFTF Restoration, LLC

o        Company Teams with SAIC on Engineering Bids

NEW YORK, NY - April 15, 2004 - Commodore  Applied  Technologies,  Inc.  (OTCBB:
CXII), today announced financial results for the fiscal year ended December 31, 2003 (see table below).

              Commodore Applied Technologies, Inc. and Subsidiaries
                Condensed, Consolidated Statements of Operations
                         Fiscal Year Ended December 31,
             (Audited - dollars in thousands, except per share data)

                                                        2003             2002
                                                        ----

Revenues*                                                $660          $3,710

Income (Loss) from Continuing Operations*             ($2,957)          ($905)

Loss from Discontinued Operations                         -0-           ($933)

Loss on Disposal of Discontinued Operations               -0-         ($4,134)

Net Loss                                              ($2,957)        ($5,972)

Net Loss Per Share -Basic and Diluted from
Continuing Operations                                  ($0.04)         ($0.02)

Net Loss Per Share -Basic and Diluted from
Discontinued Operations                                   -0-          ($0.02)

Net Loss Per Share -Basic and Diluted from
Disposal of Discontinued Operations                       -0-          ($0.07)

Net Loss Per Share - Basic and Diluted                 ($0.04)         ($0.11)

Weighted Average Number of Shares
Outstanding                                            92,035          57,775


*These amounts are only from continuing operations and do not reflect the revenues of Dispute Resolution Management, Inc. (DRM), which was disposed of effective May 16, 2002.


                                     -more-

                                               CXI Reports 2003 Year End Results
                                                                  April 15, 2004
                                                                          Page 2


Chairman and CEO Shelby Brewer stated that the Company has entered into a "preferred subcontractor" relationship with FFTF Restoration, LLC (FRC), one of several bidders to the Department of Energy's request for proposals to assist it in closing the Fast Flux Test Facility at the Hanford site. As one of the FRC subcontractors, Commodore is offering its SET process for sodium removal and conversion. The FRC bid has been submitted, oral presentations have been made, and the DOE is expected to award the contract in mid-summer 2004.

Brewer continued "We have also bid as the small business partner with SAIC and others for a significant water and wild-life sampling and data management project in Oak Ridge TN. Our proposal, I believe, is superb in that it removes many of the data management and integration issues from the client (Bechtel Jacobs) minds."

Commodore Applied Technologies, Inc. is a diverse technical solutions company focused on high-end environmental markets. The Commodore family of companies includes subsidiaries Commodore Solution Technologies and Commodore Advanced Sciences. The Commodore companies provide technical engineering services and patented remediation technologies designed to treat hazardous waste from nuclear and chemical sources. More information is available on the Commodore web site at WWW.COMMODORE.COM.


                                     -more-

                                               CXI Reports 2003 Year End Results
                                                                  April 15, 2004
                                                                          Page 3




This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements. Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include: Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; Commodore's ability to implement its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.


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